Exhibit 10.1

EXECUTION COPY

TERMINATION AGREEMENT AND RELEASE

THIS TERMINATION AGREEMENT AND RELEASE, dated as of September 28, 2015 (this “Agreement”), is entered into by and among The Williams Companies, Inc., a Delaware corporation (“Parent”), SCMS LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Williams Partners L.P., a Delaware limited partnership (“WPZ”), and WPZ GP LLC, a Delaware limited liability company and the general partner of WPZ (“WPZ General Partner” and, together with Parent, Merger Sub and WPZ, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that Agreement and Plan of Merger, dated as of May 12, 2015, by and among the Parties (the “Merger Agreement”);

WHEREAS, on September 25, 2015, Parent notified WPZ and the WPZ Conflicts Committee that Parent intends to effect a Parent Adverse Recommendation Change in connection with a Parent Designated Proposal;

WHEREAS, Section 7.1 of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of the parties thereto duly authorized by the Parent Board, on behalf of Parent, and by the WPZ Conflicts Committee and the WPZ Board, on behalf of WPZ;

WHEREAS, simultaneously herewith, the WPZ General Partner is executing and delivering to Parent and the WPZ Conflicts Committee the IDR Waiver, a true and complete copy of which is attached hereto as Exhibit A (the “Agreed IDR Waiver”), and Parent and the Parent Board have consented to such action; and

WHEREAS, the Parties have agreed to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the sufficiency and adequacy of which is hereby acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1. Termination of Merger Agreement; Parent Termination Fee.

(a) Subject to and conditioned upon the simultaneous effectiveness of the Agreed IDR Waiver, the Parties hereby mutually agree in accordance with Section 7.1 of the Merger Agreement that, immediately upon execution of this Agreement, the Merger Agreement, other than the provisions of Section 7.5 and the provisions referenced therein that survive termination, all of which shall survive the termination of the Merger Agreement hereby, is terminated and shall be of no further force or effect. For the avoidance of doubt, the Confidentiality Agreement between Parent and WPZ shall continue to remain in full force and effect in accordance with its terms.

(b) Each of the Parties acknowledge that the Agreed IDR Waiver is an integral part of the transactions contemplated by this Agreement and that, without the simultaneous effectiveness of the Agreed IDR Waiver, none of the Parties would enter into this Agreement.

2. Mutual Release. Subject to and conditioned upon the simultaneous effectiveness of the Agreed IDR Waiver, (i) Parent shall have no further liability to WPZ or WPZ General Partner of any kind in respect of the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) WPZ and WPZ General Partner shall have no further liability to Parent of any kind in respect of the Merger Agreement and the transactions contemplated by the Merger Agreement.

3. Representations of the Parties of the WPZ Parties. Each of the WPZ Parties, on behalf of itself and the WPZ Related Parties, represents and warrants to the other Parties as follows:

(a) Authority and Approval. Each of the WPZ Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by each of the WPZ Parties, and the performance of all of the terms and conditions hereof to be performed by the WPZ Parties have been duly authorized and approved by all requisite partnership or limited liability company action on the part of each of the WPZ Parties. At a meeting duly called and held, the WPZ Conflicts Committee, by unanimous vote, (i) approved this Agreement and the transactions contemplated hereby, including the termination of the Merger Agreement subject to and conditioned upon the simultaneous effectiveness of the Agreed IDR Waiver (the foregoing constituting WPZ Special Approval), and (ii) resolved to approve, and to recommend to the WPZ Board the approval of, this Agreement and the transactions contemplated hereby, including the termination of the Merger Agreement subject to and conditioned upon the simultaneous effectiveness of the Agreed IDR Waiver. Upon the receipt of the recommendation of the WPZ Conflicts Committee, at a meeting duly called and held, the WPZ Board, by unanimous vote, approved this Agreement and the transactions contemplated hereby, including (i) the termination of the Merger Agreement subject to and conditioned upon the simultaneous effectiveness of the Agreed IDR Waiver and (ii) the Agreed IDR Waiver. Prior to such approval by the WPZ Conflicts Committee and the WPZ Board, AMV approved this Agreement and the transactions contemplated hereby, including the Agreed IDR Waiver. This Agreement and the Agreed IDR Waiver have been duly executed and delivered by each of the WPZ Parties party hereto and thereto and constitute the valid and legally binding obligation of each of the WPZ Parties party hereto and thereto, enforceable against each of the WPZ Parties party hereto and thereto in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement by each of the WPZ Parties and the Agreed IDR Waiver by the WPZ General Partner does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) contravene, violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the WPZ Parties; or (ii) contravene, conflict with or violate any provision of applicable Laws.

4. Representations of the Parent Parties. Parent, on behalf of itself and the Parent Related Parties, represents and warrants to the other Parties as follows:

(a) Authority and Approval. Each of the Parent Parties has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by each of the Parent Parties, the consummation of the transactions contemplated hereby (including the execution of the Agreed IDR Waiver and Parent’s consent to the Agreed IDR Waiver) and the performance of all of the terms and conditions hereof to be performed by the Parent Parties have been duly authorized and approved by all requisite corporate or limited liability company action on the part of each of the Parent Parties. At a meeting duly called and held, the Parent Board, by unanimous vote, approved and declared advisable this Agreement and the transactions contemplated hereby, including the termination of the Merger Agreement, the execution of the Agreed IDR Waiver and Parent’s consent to the Agreed IDR Waiver. This Agreement has been duly executed and delivered by each of the Parent Parties and constitutes the valid and legally binding obligation of each of the Parent Parties, enforceable against each of the Parent Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

(b) No Conflict. The execution, delivery and performance of this Agreement by each of the Parent Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) contravene, violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the Parent Parties; or (ii) contravene, conflict with or violate any provision of any applicable Laws.

5. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between and among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. Except for the provisions of Section 2, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is effective; provided, however, that, in addition to any other approvals required by the WPZ Parties’ constituent documents or under this Agreement, the foregoing amendments or waivers must be approved by, in the case of amendments or waivers by any WPZ Party, the WPZ Conflicts Committee. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

6. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions or provision of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement or not affected in any matter materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

7. Binding Effect; Third-Party Beneficiaries; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. There are no third-party beneficiaries to this Agreement.

8. Headings. The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9. Enforcement of this Agreement. The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the Parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided that such Party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

10. Defined Terms. Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

11. Counterparts. This Agreement may be executed by each of the Parties in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

12. Incorporation of Other Provisions. The terms and provisions of Sections 8.1, 8.2, 8.5 and 8.6 of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety, and shall apply to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE WILLIAMS COMPANIES, INC.,

By:	/s/ Alan S. Armstrong
Name:	Alan S. Armstrong
Title:	President and Chief Executive Officer

SCMS LLC,

By:	The Williams Companies, Inc., its sole member

By:	/s/ Alan S. Armstrong
Name:	Alan S. Armstrong
Title:	President and Chief Executive Officer

WILLIAMS PARTNERS L.P.,

By:	WPZ GP LLC, its general partner

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Chief Financial Officer

WPZ GP LLC,

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Chief Financial Officer

Signature Page to Termination Agreement and Release